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                                                                     EXHIBIT 4.5

                                     FORM OF

                            SHARE EXCHANGE AGREEMENT

                                     BETWEEN

                            NSTOR TECHNOLOGIES, INC.

                                       AND

                       HOLDERS OF SERIES A PREFERRED STOCK

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                             NSTOR TECHNOLOGIES INC.
                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") is made by and between nStor Technologies, Inc., a Delaware corporation ("NSO") and the undersigned holder ("Holder"), who is one of the holders (collectively, the "Holders") of the Series A, 8% Convertible Preferred Stock of NSO (the "Series A Stock").

                                    RECITALS

A. The Holder is currently the record owner of that number of shares of the Series A Stock as are set forth on Exhibit A hereto.

B. NSO has created a new class of preferred stock, designated Series B, 8% Convertible Redeemable Preferred Stock (the "Series B Stock"), which is identical to the Series A Stock with the single exception that the Series B Stock may, under certain limited circumstances, be redeemed by NSO for cash in an amount equal to 130% of the original purchase price for the Series B Stock.

C. By this Agreement, NSO desires to assign, convey, transfer and deliver to the Holders of the Series A Stock an equal number of shares of the Series B Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Duration of Offer. This Exchange Offer will remain open until the thirtieth (30th) day following the mailing hereof to the Holder via overnight delivery (the "Termination Date"). If the Holder has not accepted this Exchange Offer, in the manner provided in Paragraph 3 hereof, prior to the Termination Date, NSO will assume that the Holder has rejected this Exchange Offer and that the Holder wishes to continue to own the Series A Stock.

2. Exchange of Preferred Shares. NSO and the Holder agree that NSO shall exchange one (1) share of Series B Stock with Holder for each share of Series A Stock owned of record by Holder, the total number of which Series A shares is listed on Exhibit A hereto opposite the name of the Holder. Upon surrender of the Series A Stock in the manner provided in Paragraph 3 hereof, the Holder will cease to have any right to receipt or payment of dividends, in whole or in part, on the Series A Stock, but will begin the right to receipt or payment of dividends on the Series B Stock.

3. Acceptance by Holder. Simultaneously with the delivery of the signature page of this Agreement, Holder shall deliver to NSO stock certificates evidencing ownership of the Series A Stock exchanged hereby, either duly endorsed in blank for transfer or accompanied by an appropriate stock power duly executed in blank, which stock power is attached hereto. As soon as practicable after the receipt by NSO of the executed signature page of this Agreement

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and the certificates evidencing Holder's Series A Stock, NSO will issue a new certificate to Holder evidencing Holder's ownership of an equal number of shares of Series B Stock.

4. Authority to Transfer Shares. Holder does hereby irrevocably constitute and appoint NSO as attorney to transfer the Series A Stock tendered hereby (as evidenced by the tendered stock certificates) on the books of NSO with full power of substitution.

5.       Representations and Warranties of NSO and Holder.

         5.1 NSO Representations and Warranties.

         (a) Organization and Good Standing. NSO is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with the full authority to issue and exchange the Series B Stock and to carry out the provisions hereof.

         (b) Stock. The Series B Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (c) Capital Stock. The authorized capital stock of NSO consists of 24 million shares of common stock and 1 million shares of preferred stock. NSO has proposed an amendment to its Restated Certificate of Incorporation which would increase the number of shares of common stock which NSO is authorized to issue from 24 million to 40 million. That proposal will be considered and voted upon at NSO's annual meeting of stockholders on June 8, 1998.

         (d) Registration Rights. The terms and conditions of the Registration Rights Agreement between NSO and the Holder, dated April __, 1998, shall apply to the Series B Stock to the same extent as such terms and conditions previously applied to the Series A Stock.

         5.2 Holder Representations and Warranties.

         (a) Title. Holder is the owner, beneficially and of record, of all the Series A Stock exchanged hereby, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Holder has full power to transfer the Series A Stock exchanged hereby with NSO without obtaining the consent or approval of any other person, entity or governmental authority. The Series A Stock being exchanged hereby constitutes all of the Series A Stock owned by Holder.

         (b) Information True and Correct. All the information that is set forth in this Agreement with respect to the Holder is correct and complete as of the date of this Agreement.

         (c) Applicable Securities Laws. Holder intends that the state securities laws of the state listed in the residential address of Holder below, together with the federal securities laws, govern this transaction.


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         (d) Knowledge and Experience. Holder has such knowledge and experience in financial and business matters that Holder, together with his representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Series B Stock.

         (e) Holder's Liquidity. Holder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in connection with the investment contemplated herein. Holder acknowledges that he must bear the economic risk of investment in the Series B Stock for an indefinite period of time, and that he could bear a loss of his entire investment in the Series B Stock, without materially impairing his financial wherewithal. Holder's overall commitment to investments which are not readily marketable is not disproportionate to the net worth of the Holder, and the Holder's investment in the Series B Stock will not cause such overall commitment to become excessive.

         (f) Securities Restrictions on Transfer. Holder acknowledges and understands that the Series B Stock has not been registered under the Securities Act of 1933, as amended (the " 1933 Act") or under any state securities laws and agrees that the Series B Stock cannot be resold unless it is subsequently registered under the 1933 Act or pertinent state securities laws unless an exemption from such registration is available. The Holder agrees not to resell or otherwise dispose of (collectively, "transfer") all or any part of the Series B Stock except as permitted by law, and that the transfer of the Series B Stock is restricted by the terms of this Agreement.

         (g) Reliance Only on Published Documents. Holder acknowledges and represents that he or she has made the decision to invest in the Series B Stock solely on the basis of the publicly available information previously provided to Holder by NSO in its Form 10-K for the fiscal year ended December 31, 1997 and its Forms 10-Q for the fiscal quarter ended March 31, 1998, and that no officer, director or other person affiliated with NSO has given any information or made any representation, oral or written, other than as provided in such documents, on which Holder has relied in deciding to invest in the Series B Stock, including, without limitation, any information or representations with respect to the future operations of NSO or to the economic returns which may accrue to Holder as a result of the exchange of the Series A Stock for the Series B Stock.

         (h) Recision Right for Florida Residents. Holder, if a Florida resident, acknowledges that he or she may, at any time within three (3) days after delivery of this Agreement and the stock certificates evidencing ownership of the Series A Stock exchanged hereby, notify NSO of his intent to cancel this Agreement. In such event, this Agreement shall be canceled and of no further force or effect, and NSO shall promptly return the tendered stock certificates to Holder.

         (i) Execution of the Agreement. Holder has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by Holder in connection herewith (collectively, with this Agreement, the "Holder Documents"). This Agreement has been duly

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authorized, executed and delivered by Holder, and the Holder Documents are (or when executed and delivered will be) legal, valid and binding obligations of Holder, enforceable in accordance with their respective terms.

6.       Share Certificates

         6.1 Legend. Each certificate representing shares of Series B Stock issued pursuant to the provisions hereof shall bear the following legend:

                  THESE SHARES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD PLEDGED OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM UNDER SAID ACT OR STATE SECURITIES LAWS OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR AN OPINION OF COUNSEL ACCEPTABLE TO NSO THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

         6.2 Removal of Legend. The transfer restrictions imposed by the legend set forth in Section 6.1 hereof shall terminate as to some or all of the Series B Stock when:

         (a) Such Series B Stock shall have been effectively registered under the Securities Act of 1933 and any applicable state law and sold by the holder thereof in accordance with such registration; or

         (b) Written opinions to the effect that such registration is no longer required or necessary under any federal or state law or regulation or governmental authority shall have been received from counsel for NSO.

         Whenever the restrictions imposed by Section 6.1 hereof shall terminate, as provided above, any holder of such Series B Stock as to which such requirements shall have terminated shall be entitled to receive from NSO, without expenses to such holder, a new stock certificate evidencing such Series B Stock without the restrictive legend set forth in Section 6. 1.


7. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed as follows:


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         If to NSO:

         nStor Technologies, Inc.
         100 Century Boulevard
         West Palm Beach, Florida 33417
         Att:     Mark Levy
         Telephone No. (561) 640-3103
         Telecopier No. (561) 640-3160

         with a copy to:

         Donn Beloff, Esq.
         Holland & Knight LLP
         One East Broward Boulevard
         Fort Lauderdale, Florida 33302
         Telephone No. (954) 525-1000
         Telecopier No. (954) 463-2030

         If to the Holder:

         to the address opposite such Holder's name on Schedule 1 hereof.

         with a copy to:

         Scott H. Goldstein, Esq.
         Goldstein, Goldstein & Reis, LLP
         65 Broadway
         New York, New York 10006
         Telephone No. (212) 809-4220
         Telecopier No. (212) 809-4228

8. Choice of Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

9. Survival of Representations. All statements contained in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the exchange of the Series B Stock for the Series A Stock as contemplated herein.

10. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party hereto. Subject

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to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

11. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other instrument.

13. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, in connection with the transactions contemplated herein, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the __ day June, 1998.


                                   HOLDER


                                   --------------------------------------------
                                   (Signature)


                                   --------------------------------------------
                                   (Signature of Joint Holder, if applicable)

         Acknowledged and Agreed to as of the ____ day of June, 1998.

                                    NSTOR TECHNOLOGIES INC.



                                    By:
                                       ----------------------------------------
                                         Mark Levy, President

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                          Stock Transfer and Assignment
                                (Preferred Stock)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers to nStor Technologies Inc., a Delaware corporation ("NSO"), 1,000 shares of the Series A, 8 % Convertible Preferred Stock, par value $.001 per share, of NSO, represented by certificate number 14, and irrevocably constitutes and appoints NSO as my attorney to transfer such shares on the books and records of the Corporation, with full power of substitution.


Dated:  June __, 1998


Witness:


----------------------------------    -----------------------------------------
                                      (Signature of Holder)


----------------------------------    -----------------------------------------
                                      (Signature of Joint Holder, if applicable)



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                                   Schedule 1

                         Series A Preferred Stockholders


===============================================================================================================================
             SUBSCRIBER                     Purchase              Number of             Number of              State of
          NAME AND ADDRESS                    Price               Preferred              Warrant              Origination
                                                                    Shares               Shares
-------------------------------------------------------------------------------------------------------------------------------
CPR (USA) Inc.                            $1,500,000                1,500                120,000                Delaware
101 Hudson Street                                                                                               Corp.
37th Floor
Jersey City, NJ  07302

-------------------------------------------------------------------------------------------------------------------------------
LibertyView Plus Fund                        800,000                  800                 64,000                Bermuda Corp.
Hemisphere House
9 Church Street
Hamilton, Bermuda
HMDX
-------------------------------------------------------------------------------------------------------------------------------
LibertyView Fund, LLC                        200,000                  200                 16,000                Delaware LLC
101 Hudson Street
37th Floor
Jersey City, NJ  07302
-------------------------------------------------------------------------------------------------------------------------------
H. Irwin Levy                              1,000,000                1,000                 80,000                Florida
100 Century Boulevard
West Palm Beach, FL  33417
===============================================================================================================================


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